UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

AQUASIL INTERNATIONAL INC.
Exact name of registrant as specified in its charter

Nevada	000-54252	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lexington Ave., 17th Floor, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

(888) 510-3394
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5.

CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers

On December 1, 2011, Ilya Khasidov resigned as a director and officer of  Aquasil International Inc., a Nevada corporation (the "Company").  Mr. Khasidov held the officer positions of President, Secretary and Treasurer.  Mr. Khasidov’s resignation was dated November 14, 2011 but received by the Company on December 1, 2011.

Mr. Khasidov did not resign as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Certain Officers

On December 1, 2011, Mr. Robert Baker, was appointed  Chief Executive Officer, President, Secretary, Treasurer and Chief Financial Officer of the Company.

Mr. Baker was currently a director of the Company at the time of his appointment and is now the sole director and officer of the Company.  Mr. Baker has owned and operated Baker Plumbing & Heating Ltd. for the past twelve years in Calgary. He employs fifteen people in the operation.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AQUASIL INTERNATIONAL INC.

Dated: December 5, 2011	By:	/s/ Robert Baker
	Name:	Robert Baker
`	Title:	President, Secretary, Treasurer & Director